CBF Reports Third Quarter Results

October 19, 2017

EXHIBIT 99.1

CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. REPORTS THIRD QUARTER GAAP EPS OF $0.48 AND CORE EPS OF $0.50

CHARLOTTE, NC. (October 19, 2017) - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today reported third quarter GAAP net income of $25.8 million, which increased 8% quarter over quarter. GAAP net income per diluted share was $0.48. Core net income decreased to $26.5 million, down 1% quarter over quarter. Core net income per diluted share was $0.50. Core pre-tax adjustments for the third quarter of 2017 included $0.6 million of branch closure expenses and $0.6 million of merger related expenses, partially offset by $0.1 million net gain on investment securities. The reconciliation of non-GAAP financial measures (including core net income and core net income per diluted share) are included in tabular form at the end of this release.

Highlights of the quarter include:

•	Reported ROA of 1.02%, up 7 bps quarter over quarter;

•	Reported efficiency ratio of 56.6%; down 365 bps quarter over quarter;

•	Sustained only temporary disruption in our branch network associated with Hurricane Irma and reopened all but two offices within a matter of days;

•	Shareholders voted to approve merger with First Horizon National Corporation; and

•	Declared quarterly dividend of $0.12 per common share.
“We are working hard to prepare for the merger with First Horizon, while at the same time sustaining profitability and customer momentum,” said Gene Taylor, Chairman and Chief Executive Officer of Capital Bank Financial Corp.
“We achieved strong results in the third quarter, which are in line with the goals we outlined at the beginning of the year. We also made significant progress in planning our integration with First Horizon, and we are well positioned to continue our momentum following our close,” added Chris Marshall, Chief Financial Officer of Capital Bank Financial Corp.

Hurricane Irma

On September 10, 2017, Hurricane Irma struck the south coast of Florida, temporarily disrupting our branch network. However within a matter of days, all but two of our offices were back open and assisting customers, while the remaining two offices will open during the fourth quarter. The Company incurred property costs associated with Hurricane Irma of approximately $0.2 million, which are reflected in third quarter results. The Company has also reviewed its lending and deposit portfolio and determined no impairment was indicated at this time as a result of Hurricane Irma. In working with its borrowers and depositors affected by this hurricane, the Company has entered into temporary payment deferral agreements of 90 days or less on loans covering $78.6 million of outstanding principle. Each of these loans were assessed individually and were determined to not be a troubled debt restructuring. The review process is on-going and we will continue to monitor the impact on our loan portfolio.

Loan Portfolio and Composition

During the third quarter, the loan portfolio increased by $42.5 million to $7.6 billion, consisting of a $53.1 million increase in commercial real estate and commercial and industrial loans, a $14.0 million decrease in consumer loans, and a $3.4 million increase in other loans. New loan production of $485.4 million was offset by payoffs of $408.7 million and special assets resolutions of $34.2 million.

The relative composition of the Company’s loan portfolio at the end of the third and second quarter of 2017 and fourth quarter of 2016 was as follows:

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CBF Reports Third Quarter Results

October 19, 2017

	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016
Commercial real estate	26%	26%	23%
C&I	36%	36%	38%
Consumer	35%	35%	36%
Other	3%	3%	3%
Total	100%	100%	100%

Deposits Composition and Cost of Funds

During the third quarter, total deposits increased by $46.6 million sequentially to $8.1 billion. The cost of total deposits increased by seven basis points sequentially to 0.48% and increased seven basis points year over year.

Net Interest Income and Net Interest Margin

Net interest income increased $0.7 million to $85.9 million from $85.2 million for the second quarter of 2017 and increased $23.3 million from $62.6 million for the third quarter of 2016. The year over year increase was mainly due to the acquisition of CommunityOne. The net interest margin for the third quarter of 2017 was 3.71%, a decline of four basis points sequentially and an increase of 13 basis points year over year.

Non-Interest Income

Non-interest income declined $1.2 million to $14.8 million from $16.0 million for the second quarter of 2017 and increased $2.4 million from $12.4 million for the third quarter of 2016. The year over year increase was mainly due to the acquisition of CommunityOne and includes a $1.4 million increase in debit card income, a $0.6 million increase in other income (includes BOLI, credit card and merchant service income), and a $0.5 million increase in service charges.

Provision for Loan and Lease Losses and Credit Quality

The provision of $3.0 million recorded for the third quarter of 2017 included a $2.8 million provision for non-purchased credit impaired loans and a $0.2 million provision on purchased credit impaired loans. Net charge-offs for the third quarter of 2017 were $2.3 million, $0.7 million higher than the second quarter of 2017.

At September 30, 2017, the allowance for loan and lease losses was $45.4 million, of which $24.2 million related to purchase credit impaired loans and $21.2 million related to non-purchased credit impaired loans. The allowance for loan and lease losses represents 0.60% of the Company’s total $7.6 billion loan portfolio.

At September 30, 2017, non-performing loans were $63.8 million, or 0.84% of loans, and decreased 6.48% from June 30, 2017, mainly as a result of resolutions and upgrades. The balance on non-performing loans increased 5.72% from September 30, 2016, due primarily to the acquisition of CommunityOne.

Non-Interest Expense

Non-interest expense declined $4.0 million to $57.0 million from $61.0 million for the second quarter of 2017 and increased $9.5 million from $47.5 million for the third quarter of 2016. Contributing to the sequential decrease was a decrease of $2.4 million in restructuring charges related to branch closures during the second quarter, a $1.0 million decrease in salaries and benefits and a $0.5 million decrease in computer services as part of cost savings initiatives. Partially offsetting the sequential decrease was a $0.5 million increase in stock based compensation. The year over year increase was mainly due to increases of $5.8 million in salaries and benefit expense and $1.6 million in occupancy and equipment expense, which were mostly related to the acquisition of CommunityOne. The Company benefited from cost savings associated with the integration of CommunityOne and continues to review opportunities for additional cost savings.

Income Tax Expense

Income tax expense was $14.9 million for the third quarter of 2017 with an effective tax rate of 37%, compared to $14.1 million and 37% for the second quarter of 2017. Income tax expense was $8.4 million and an effective tax rate of 31% for the third quarter of 2016.

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CBF Reports Third Quarter Results

October 19, 2017

Financial Position

Total assets increased by $46.3 million to $10.1 billion as of September 30, 2017, from $10.1 billion as of June 30, 2017. During the quarter, the Company’s loan portfolio increased $42.5 million to $7.6 billion. Total deposits increased by $46.6 million to $8.1 billion. Core deposits include all checking, savings and money market accounts, excluding brokered, and represent 70% of total deposits. FHLB borrowings decreased $30.1 million. Book value per share was $26.04 as of September 30, 2017, an increase of $0.42 and $2.22 from June 30, 2017 and September 30, 2016, respectively. Tangible book value per share was $21.26 as of September 30, 2017, an increase of $0.50 and $0.73 from June 30, 2017 and September 30, 2016, respectively. During the third quarter, the Company did not repurchase shares of common stock. The reconciliation of non-GAAP financial measures (including tangible book value and tangible book value per share) are included in tabular form at the end of this release.

The Company declared a cash dividend of $0.12 per share, payable on November 13, 2017, to shareholders of record as of November 3, 2017.

Adoption of New Accounting Guidance

The Company elected to early adopt ASU 2016-09 in the fourth quarter of 2016, which addresses, among other items, the accounting for income taxes and forfeitures. Upon adoption, excess tax benefits generated when stock awards vest or settle are no longer recognized in equity but are instead recognized as a reduction to provision for income taxes. The Company reflected the adjustments on a modified prospective basis as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption.

Forward-Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate any acquired businesses into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; (9) our ability to attract and retain key personnel; (10) changes in accounting policies or judgments and (11) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP measures used in this report.  A reconciliation to the most directly comparable GAAP financial measures – net income in the case of core net income and core ROA, total non-interest income and total non-interest expense

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CBF Reports Third Quarter Results

October 19, 2017

in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share – appears in tabular form at the end of this release.  The Company believes core net income, core efficiency ratio, and core ROA are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. These measures should not be viewed as a substitute for net income.  The Company believes that tangible book value and tangible book value per share are useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions.  The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for the most directly comparable GAAP measure.

The Company uses these non-GAAP measures for various purposes, including measuring performance for incentive compensation and as a basis for strategic planning and forecasting.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied, and are not audited.  They should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $10.1 billion in total assets as of September 30, 2017, and 178 full-service banking offices throughout Florida, North and South Carolina, Tennessee, and Virginia. To learn more about Capital Bank Financial Corp, please visit www.capitalbank-us.com.

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Interest and dividend income	$99,711	$97,286	$92,937	$87,746	$70,929
Interest expense	13,795	12,044	10,821	9,927	8,302
Net interest income	85,916	85,242	82,116	77,819	62,627
Provision for loan and lease losses	3,042	2,303	3,392	1,980	586
Net interest income after provision for loan and lease losses	82,874	82,939	78,724	75,839	62,041
Non-interest income
Service charges on deposit accounts	5,311	5,237	5,375	5,949	4,777
Debit card income	4,822	5,051	4,765	4,211	3,389
Fees on mortgage loans originated and sold	931	1,150	1,248	1,402	1,334
Investment advisory and trust fees	537	596	641	591	290
Investment securities gains, net	98	70	67	1,894	71
Other income	3,074	3,896	3,756	2,969	2,509
Total non-interest income	14,773	16,000	15,852	17,016	12,370
Non-interest expense
Salaries and employee benefits	26,708	27,662	29,166	26,134	20,935
Stock-based compensation expense	1,441	964	900	531	790
Net occupancy and equipment expense	8,894	8,826	8,992	8,374	7,340
Computer services	3,794	4,280	3,873	4,364	3,153
Software expense	2,524	2,573	2,662	2,391	1,948
Telecommunication expense	1,968	1,939	2,424	2,147	1,790
OREO valuation expense	249	262	247	677	742
Net losses (gains) on sales of OREO	1	(204)	(308)	(150)	(159)
Foreclosed asset related expense	487	376	364	513	397
Loan workout expense	281	281	201	327	206
Conversion and merger related expense, net	591	981	3,037	18,525	394
Professional fees	2,071	1,800	2,096	1,761	1,642
Restructuring charges, net	595	2,978	1,912	4	(113)
Legal settlement expense	—	45	—	1,361	1,500
Regulatory assessments	1,020	1,145	719	1,092	841
Other expense	6,360	7,077	6,418	5,943	6,124
Total non-interest expense	56,984	60,985	62,703	73,994	47,530
Income before income taxes	40,663	37,954	31,873	18,861	26,881
Income tax expense (1)	14,905	14,148	10,990	6,509	8,370
Net income (1)	$25,758	$23,806	$20,883	$12,352	$18,511

Earnings per share:
Basic (1)	$0.50	$0.46	$0.40	$0.25	$0.43
Diluted (1)	$0.48	$0.45	$0.39	$0.24	$0.42

Weighted average shares outstanding:
Basic	51,705	51,683	51,634	49,334	43,028
Diluted (1)	53,226	53,226	53,127	50,722	44,118

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our consolidated statements of income for the three months ended December 31, 2016 and September 30, 2016, and did not have a material effect. Accordingly, adjustments were made using the modified prospective approach and resulted in, among other items, a $0.1 million decrease to net income for the three months ended December 31, 2016, and a $0.0 million increase to net

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CBF Reports Third Quarter Results

October 19, 2017

income for the three months ended September 30, 2016. See "Adoption of New Accounting Guidance" above for additional information.

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands)
(Unaudited)

	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016
Assets
Cash and due from banks	$97,147	$106,164	$107,707
Interest-bearing deposits in other banks	86,982	49,247	201,348
Total cash and cash equivalents	184,129	155,411	309,055
Trading securities	4,458	4,290	3,791
Investment securities available-for-sale at fair value (amortized cost $1,161,024, $1,152,613, and $927,266, respectively)	1,155,694	1,145,712	912,250
Investment securities held-to-maturity at amortized cost (fair value $415,238, $431,269, and $460,911, respectively)	412,051	430,411	463,959
Loans held for sale	3,060	3,533	12,874
Loans, net of deferred loan costs and fees	7,609,540	7,566,581	7,393,318
Less: Allowance for loan and lease losses	45,428	44,638	43,065
Loans, net	7,564,112	7,521,943	7,350,253
Other real estate owned	44,416	41,364	53,482
Premises and equipment held for sale	17,378	18,494	2,599
Premises and equipment, net	183,734	184,939	205,425
Goodwill	231,292	234,158	235,500
Intangible assets, net	27,938	29,750	33,370
Deferred income tax asset, net	113,073	134,452	150,272
Bank owned life insurance	100,611	100,672	99,702
Other assets	98,039	88,572	98,125
Total Assets	$10,139,985	$10,093,701	$9,930,657
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing demand	$1,631,526	$1,662,416	$1,590,164
Interest bearing demand	1,846,172	1,884,674	1,930,143
Money market	1,885,180	1,828,889	1,725,838
Savings	471,931	480,590	497,171
Time deposits	2,286,815	2,218,444	2,137,312
Total deposits	8,121,624	8,075,013	7,880,628
Federal Home Loan Bank advances	440,549	470,600	545,701
Short-term borrowings	34,802	32,637	19,157
Long-term borrowings	118,929	118,096	116,456
Accrued expenses and other liabilities	69,462	65,271	76,668
Total liabilities	$8,785,366	$8,761,617	$8,638,610
Shareholders’ equity
Preferred stock $0.01 par value: 50,000 shares authorized, 0 shares issued	—	—	—
Common stock-Class A $0.01 par value: 200,000 shares authorized, 50,632 issued and 39,365 outstanding, 46,624 issued 35,357 outstanding, and 46,178 issued and 34,911 outstanding, respectively.	506	466	462
Common stock-Class B $0.01 par value: 200,000 shares authorized, 14,435 issued and 12,661 outstanding, 18,407 issued and 16,634 outstanding, and 18,627 issued and 16,854 outstanding, respectively.	144	184	186
Additional paid in capital	1,373,227	1,371,224	1,368,459
Retained earnings	299,432	279,914	247,758
Accumulated other comprehensive loss	(6,306)	(7,320)	(12,434)
Treasury stock, at cost, 13,040, 13,040, and 13,040 shares, respectively	(312,384)	(312,384)	(312,384)
Total shareholders’ equity	1,354,619	1,332,084	1,292,047
Total Liabilities and Shareholders’ Equity	$10,139,985	$10,093,701	$9,930,657

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CBF Reports Third Quarter Results

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CAPITAL BANK FINANCIAL CORP.
KEY METRICS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Performance Ratios
Interest rate spread (1)	3.53%	3.59%	3.58%	3.53%	3.43%
Net interest margin (1)	3.71%	3.75%	3.73%	3.67%	3.58%
Return on average assets (2)	1.02%	0.95%	0.84%	0.53%	0.98%
Return on average shareholders’ equity (2)	7.66%	7.20%	6.43%	4.03%	7.25%
Efficiency ratio	56.59%	60.24%	64.00%	78.02%	63.38%
Average interest-earning assets to average interest-bearing liabilities	131.12%	130.70%	129.53%	130.22%	131.43%
Average loans receivable to average deposits	93.46%	93.97%	93.41%	94.57%	98.46%
Yield on interest-earning assets (1)	4.31%	4.27%	4.21%	4.13%	4.05%
Cost of interest-bearing liabilities	0.78%	0.69%	0.63%	0.61%	0.62%
Asset and Credit Quality Ratios-Total Loans
Non-accrual loans	$18,126	$13,821	$13,608	$11,449	$11,873
Nonperforming purchase credit impaired loans	$45,674	$54,399	$57,969	$63,668	$48,477
Nonperforming loans to loans receivable	0.84%	0.90%	0.95%	1.01%	1.02%
Nonperforming assets to total assets	1.07%	1.09%	1.22%	1.30%	1.37%
ALLL to nonperforming assets	41.85%	40.64%	35.73%	33.45%	41.29%
ALLL to loans held for investment	0.60%	0.59%	0.58%	0.58%	0.75%
Annualized net charge-offs/average loans	0.12%	0.08%	0.14%	0.17%	0.10%

(1)	Presented on a fully tax equivalent basis.

(2)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our consolidated statements of income for the three months ended December 31, 2016 and September 30, 2016, and did not have a material effect. Accordingly, adjustments were made using the modified prospective approach and resulted in, among other items, a one basis point increase to return on average assets for the three months ended September 30, 2016. Additionally, there were changes to return on average shareholders’ equity consisting of a two basis point decrease for the three months ended December 31, 2016, and a one basis point increase for the three months ended September 30, 2016. See "Adoption of New Accounting Guidance" above for additional information.

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CBF Reports Third Quarter Results

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CAPITAL BANK FINANCIAL CORP.
LOANS AND DEPOSITS
(Dollars in thousands)
(Unaudited)

	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Loans
Non-owner occupied commercial real estate	$1,293,647	$1,265,576	$1,187,344	$1,130,883	$920,521
Other commercial construction and land	402,250	384,581	350,401	327,622	222,794
Multifamily commercial real estate	148,192	147,365	115,996	117,515	76,296
1-4 family residential construction and land	143,807	153,761	157,920	140,030	111,954
Total commercial real estate	1,987,896	1,951,283	1,811,661	1,716,050	1,331,565
Owner occupied commercial real estate	1,226,211	1,287,811	1,313,086	1,321,405	1,072,586
Commercial and industrial	1,502,939	1,424,862	1,443,828	1,468,874	1,458,523
Lease financing	—	—	—	—	525
Total commercial	2,729,150	2,712,673	2,756,914	2,790,279	2,531,634
1-4 family residential	1,787,690	1,782,799	1,787,097	1,714,702	1,168,468
Home equity loans	481,696	489,497	502,099	507,759	364,117
Indirect auto loans	155,371	174,861	199,951	226,717	254,736
Other consumer loans	229,357	220,946	222,824	222,255	94,277
Total consumer	2,654,114	2,668,103	2,711,971	2,671,433	1,881,598
Other	241,440	238,055	231,409	228,430	191,136
Total loans	$7,612,600	$7,570,114	$7,511,955	$7,406,192	$5,935,933

Deposits
Non-interest bearing demand	$1,631,526	$1,662,416	$1,680,243	$1,590,164	$1,207,800
Interest bearing demand	1,846,172	1,884,674	1,960,187	1,930,143	1,463,520
Money market	1,735,107	1,678,842	1,746,444	1,651,023	1,166,918
Savings	471,931	480,590	496,230	497,171	401,205
Total core deposits	5,684,736	5,706,522	5,883,104	5,668,501	4,239,443
Wholesale money market	150,073	150,047	75,030	74,815	125,030
Time deposits	2,286,815	2,218,444	2,134,473	2,137,312	1,668,784
Total deposits	$8,121,624	$8,075,013	$8,092,607	$7,880,628	$6,033,257

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CBF Reports Third Quarter Results

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CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2017			Three Months Ended June 30, 2017
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$7,557,263	$90,064	4.73%	$7,515,169	$86,405	4.61%
Investment securities (1)	1,589,185	9,704	2.42%	1,596,382	11,005	2.77%
Interest bearing deposits in other banks	68,435	198	1.15%	42,140	93	0.89%
Other earning assets (2)	28,249	367	5.15%	32,074	388	4.85%
Total interest earning assets (1)	9,243,132	$100,333	4.31%	9,185,765	$97,891	4.27%
Non-interest earning assets	857,224			884,900
Total assets	$10,100,356			$10,070,665
Interest bearing liabilities
Time deposits	$2,274,258	$5,896	1.03%	$2,152,086	$4,789	0.89%
Money market	1,858,223	2,451	0.52%	1,787,200	1,963	0.44%
Interest bearing demand	1,839,844	1,296	0.28%	1,914,622	1,255	0.26%
Savings	477,530	219	0.18%	488,123	220	0.18%
Total interest bearing deposits	6,449,855	9,862	0.61%	6,342,031	8,227	0.52%
Short-term borrowings and FHLB advances	480,830	1,457	1.20%	568,575	1,433	1.01%
Long-term borrowings	118,423	2,476	8.30%	117,576	2,384	8.13%
Total interest bearing liabilities	7,049,108	13,795	0.78%	7,028,182	12,044	0.69%
Non-interest bearing demand	1,636,625			1,655,233
Other liabilities	70,245			64,318
Shareholders’ equity	1,344,378			1,322,932
Total liabilities and shareholders’ equity	$10,100,356			$10,070,665
Net interest income and spread (1)		$86,538	3.53%		$85,847	3.59%
Net interest margin (1)			3.71%			3.75%

Net interest income (FTE) (1)		$86,538			$85,847
Tax equivalent adjustment		(622)			(605)
Net interest income		$85,916			$85,242

(1)	Presented on a fully tax equivalent basis.

(2)	Includes Federal Home Loan Bank stocks.

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$7,557,263	$90,064	4.73%	$5,786,171	$64,055	4.40%
Investment securities (1)	1,589,185	9,704	2.42%	1,133,031	6,924	2.43%
Interest bearing deposits in other banks	68,435	198	1.15%	60,373	69	0.45%
Other earning assets (2)	28,249	367	5.15%	29,788	337	4.50%
Total interest earning assets (1)	9,243,132	$100,333	4.31%	7,009,363	$71,385	4.05%
Non-interest earning assets	857,224			583,413
Total assets	$10,100,356			$7,592,776
Interest bearing liabilities
Time deposits	$2,274,258	$5,896	1.03%	$1,613,502	$3,992	0.98%
Money market	1,858,223	2,451	0.52%	1,225,743	1,132	0.37%
Interest bearing demand	1,839,844	1,296	0.28%	1,444,305	752	0.21%
Savings	477,530	219	0.18%	404,187	205	0.20%
Total interest bearing deposits	6,449,855	9,862	0.61%	4,687,737	6,081	0.52%
Short-term borrowings and FHLB advances	480,830	1,457	1.20%	558,313	635	0.45%
Long-term borrowings	118,423	2,476	8.30%	87,095	1,586	7.24%
Total interest bearing liabilities	7,049,108	13,795	0.78%	5,333,145	8,302	0.62%
Non-interest bearing demand	1,636,625			1,188,771
Other liabilities	70,245			48,997
Shareholders’ equity	1,344,378			1,021,863
Total liabilities and shareholders’ equity	$10,100,356			$7,592,776
Net interest income and spread (1)		$86,538	3.53%		$63,083	3.43%
Net interest margin (1)			3.71%			3.58%

Net interest income (FTE) (1)		$86,538			$63,083
Tax equivalent adjustment		(622)			(456)
Net interest income		$85,916			$62,627

(1)	Presented on a fully tax equivalent basis.

(2)	Includes Federal Home Loan Bank stocks.

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Average Balances	Interest	Yield / Rate	Average Balances	Interest	Yield / Rate
Interest earning assets
Loans (1)	$7,494,448	$260,222	4.64%	$5,684,143	$190,063	4.47%
Investment securities (1)	1,562,781	30,022	2.57%	1,129,129	20,020	2.37%
Interest bearing deposits in other banks	56,319	388	0.92%	66,100	227	0.46%
Other earning assets (2)	29,789	1,113	4.99%	27,216	981	4.81%
Total interest earning assets (1)	9,143,337	$291,745	4.27%	6,906,588	$211,291	4.09%
Non-interest earning assets	883,562			602,904
Total assets	$10,026,899			$7,509,492
Interest bearing liabilities
Time deposits	$2,189,869	$15,224	0.93%	$1,640,959	$12,130	0.99%
Money market	1,807,885	6,171	0.46%	1,219,227	3,227	0.35%
Interest bearing demand	1,892,081	3,689	0.26%	1,422,389	2,149	0.20%
Savings	486,668	659	0.18%	411,729	640	0.21%
Total interest bearing deposits	6,376,503	25,743	0.54%	4,694,304	18,146	0.52%
Short-term borrowings and FHLB advances	514,303	3,777	0.98%	501,892	1,680	0.45%
Long-term borrowings	117,587	7,140	8.12%	86,860	4,644	7.14%
Total interest bearing liabilities	7,008,393	36,660	0.70%	5,283,056	24,470	0.62%
Non-interest bearing demand	1,629,334			1,171,599
Other liabilities	66,787			44,593
Shareholders’ equity	1,322,385			1,010,244
Total liabilities and shareholders’ equity	$10,026,899			$7,509,492
Net interest income and spread (1)		$255,085	3.57%		$186,821	3.47%
Net interest margin (1)			3.73%			3.61%

Net interest income (FTE) (1)		$255,085			$186,821
Tax equivalent adjustment		(1,811)			(1,312)
Net interest income		$253,274			$185,509

(1)	Presented on a fully tax equivalent basis.

(2)	Includes Federal Home Loan Bank stocks.

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES
(Dollars in thousands)
(Unaudited)

CORE NET INCOME	Three Months Ended
	Sep 30, 2017		Jun 30, 2017		Dec 31, 2016
Net Income (1)	$25,758	$25,758	$23,806	$23,806	$12,352	$12,352
	Pre-Tax	After-Tax	Pre-Tax	After-Tax	Pre-Tax	After-Tax
Adjustments
Non-interest income
Less: Securities gains, net (2)	(98)	(61)	(70)	(43)	(1,894)	(1,170)
Non-interest expense
Conversion and merger related expense tax deductible, net (2)	589	364	(237)	(146)	18,245	11,270
Conversion and merger related expense non-tax deductible	2	2	1,218	1,218	280	280
Restructuring expense (2)	595	367	2,978	1,840	4	3
Legal Settlement (2)	—	—	45	28	1,361	841
Tax Adjustment	—	—	—	—	(1,350)	(1,350)
Severance expense (2)	33	21	—	—	7	4
Tax effect of adjustments (2)	(428)	N/A	(1,037)	N/A	(6,775)	N/A
Core Net Income (1)	$26,451	$26,451	$26,703	$26,703	$22,230	$22,230

Diluted shares (1)	53,226		53,226		50,722
Core Net Income per share (1)	$0.50		$0.50		$0.44
Average Assets	10,100,356		10,070,665		9,329,334

ROA (1) (3)	1.02%		0.95%		0.53%
Core ROA (1) (4)	1.05%		1.06%		0.95%

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our consolidated statements of income for the three months ended December 31, 2016, and did not have a material effect. Accordingly, adjustments were made using the modified prospective approach and resulted in, among other items, a $0.1 million decrease to net income and core net income as well as a one basis point decrease to core ROA for the three months ended December 31, 2016. See "Adoption of New Accounting Guidance" above for additional information.

(2)	Tax effected at a blended income tax rate of 38%.

(3)	ROA: Annualized net income / Average assets.

(4)	Core ROA: Annualized core net income / Average assets.

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars in thousands)
(Unaudited)

CORE EFFICIENCY RATIO	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Net interest income	$85,916	$85,242	$82,116	$77,819	$62,627

Reported non-interest income	14,773	16,000	15,852	17,016	12,370
Less: Securities gains, net	98	70	67	1,894	71
Core non-interest income	$14,675	$15,930	$15,785	$15,122	$12,299

Reported non-interest expense	$56,984	$60,985	$62,703	$73,994	$47,530
Less: Conversion and merger related expense tax deductible, net	589	(237)	3,037	18,245	331
Conversion and merger related expense non-tax deductible	2	1,218	—	280	61
Restructuring expense, net	595	2,978	1,912	4	(113)
Legal settlement	—	45	—	1,361	1,500
Severance expense	33	—	—	7	—
Core non-interest expense	$55,765	$56,981	$57,754	$54,097	$45,751

Efficiency ratio (1)	56.59%	60.24%	64.00%	78.02%	63.38%
Core efficiency ratio (2)	55.44%	56.32%	58.99%	58.21%	61.06%

(1)	Efficiency Ratio: Non-interest expense / (Non-interest income + Net interest income).

(2)	Core Efficiency Ratio: Core non-interest expense / (Core non-interest income + Net interest income).

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CBF Reports Third Quarter Results

October 19, 2017

CAPITAL BANK FINANCIAL CORP.
RECONCILIATION OF NON-GAAP MEASURES (Continuation)
(Dollars and shares in thousands, except per share data)
(Unaudited)

TANGIBLE BOOK VALUE	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Total shareholders’ equity	$1,354,619	$1,332,084	$1,307,931	$1,292,047	$1,029,841
Less: goodwill	(231,292)	(234,158)	(234,158)	(235,500)	(134,522)
Less: intangibles	(27,938)	(29,750)	(31,553)	(33,370)	(12,288)
Tax effect on intangible assets (1)	10,480	11,159	12,003	12,694	4,669
Tangible book value (2)	$1,105,869	$1,079,335	$1,054,223	$1,035,871	$887,700
Common shares outstanding	52,027	51,991	51,966	51,765	43,235
Book Value per share	$26.04	$25.62	$25.17	$24.96	$23.82
Tangible book value per share	$21.26	$20.76	$20.29	$20.01	$20.53

(1)	Tax effected at a blended income tax rate of 38%.

(2)	Tangible book value is equal to shareholders’ equity less goodwill and intangibles net of taxes.